UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/18/2004

THE DIRECTV GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-26035

DE	52-1106564
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2250 East Imperial Highway
El Segundo, CA 90245
(Address of Principal Executive Offices, Including Zip Code)

310-964-0808
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.06.    Material Impairments

On October 18, 2004, the Audit Committee of the Board of Directors of The DIRECTV Group, Inc. (the "Company") concluded, based on the recommendation of management of the Company, that, under accounting principles generally accepted in the United States of America, an impairment charge should be recognized in the quarter ended September 30, 2004 with respect to the assets of the SPACEWAY program of Hughes Network Systems, Inc. ("HNS"), a wholly-owned subsidiary of the Company. The assets involved include two satellites, SPACEWAY 1 and SPACEWAY 2, nearing completion and scheduled for launch in 2005, a third satellite under construction, and ground segment equipment and systems.   The SPACEWAY system was originally intended to be a next-generation satellite based broadband data platform that was planned to upgrade and expand HNS' existing broadband data businesses.

The decision by the Company, which was announced in September 2004, to use SPACEWAY 1 and SPACEWAY 2 and certain of the other SPACEWAY assets to support the Company's U.S. direct-to-home broadcast business rather than for their original intended use in HNS' broadband data business triggered a requirement to test the assets for impairment. A preliminary valuation analysis showed that the assets were impaired and that their book value of approximately $1.9 billion exceeded fair value for use in the Company's U.S. direct-to-home broadcast business by the estimated amount of approximately $1.4 billion to $1.6 billion. Accordingly, the Company presently anticipates that a non-cash impairment charge of approximately $1.4 billion to $1.6 billion, pre-tax, will be reflected in the Company's consolidated financial statements for the third quarter of 2004 in operating costs and expenses.

The Company is continuing to evaluate the fair value of the SPACEWAY assets referred to above, in connection with the preparation of the unaudited consolidated financial statements of the Company and its subsidiaries for the period ended September 30, 2004. The Company presently expects to include the actual amount of the impairment charge in the consolidated financial statements included in the Quarterly Report on Form 10-Q and in the publicly announced results for such period. The range referred to above is a good faith estimate based on currently available information and is subject to change, although the Company does not presently expect that the actual charge will be materially different than the estimated charge described above.

This filing contains certain statements that we believe are, or may be considered to be, "forward looking statements" within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "estimate" or other similar words or phrases. Similarly, statements relating to future events also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These various factors include the uncertainty inherent in attempting to determine the fair value of the assets tested for impairment, technological developments with regard to the SPACEWAY assets, the effect of ongoing negotiations relating to strategic alternatives for the HNS business, regulatory developments and other factors. More detailed information on the matters referred to in this report is contained in the filings of The DIRECTV Group, Inc. with the U.S. Securities and Exchange Commission.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.

Date: October 22, 2004.	By:	/s/ Larry D. Hunter
Larry D. Hunter
Executive Vice President, General Counsel and Secretary